NATURAL GAS SYSTEMS, INC.

AMENDMENT NO. 1
TO
REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (the "Amendment") is made as of January 31, 2006, by and among Natural Gas Systems, Inc., a Nevada corporation (the "Company"), and Prospect Energy Corporation, a Maryland corporation ("Prospect").

RECITALS:

A. The Company and Prospect are parties to that certain Registration Rights Agreement dated February 2, 2005 (the "2005 Agreement"), a Warrant Agreement dated as of February 2, 2005, a Revocable Warrant Agreement dated as of February 2, 2005, and a Second Revocable Warrant Agreement dated as of September 23, 2005, pursuant to which Prospect obtained certain registration and other rights with respect to revocable and irrevocable warrants exercisable into Common Shares (as defined in the 2005 Agreement) granted by the Company to Prospect (the "2005 Warrants").

B. In connection with the Company's issuance of a note to Prospect contemporaneously herewith, the Company has granted to Prospect additional revocable and irrevocable warrants exercisable into Common Shares (the "2006 Warrants").

C. The issuance of the note and the 2006 Warrants is conditional upon the extension of the registration and other rights set forth in the 2005 Agreement to Prospect with respect to the 2006 Warrants, and by this Amendment the Company and Prospect desire to amend the 2005 Agreement so that such agreement expressly includes the 2006 Warrants.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties, severally and not jointly, hereby agree as follows:

AGREEMENT:

1. Amendments.

1.1 Section 1.1 of the 2005 Agreement is hereby amended by deleting in its entirety subsection (b) thereof and inserting the following therefor:

(b) The term "Registrable Securities" means (i) any and all shares of Common Stock of the Company issuable upon the exercise of (a) that certain Warrant dated February 3, 2005 to purchase 450,000 shares of Common Stock of the Company, (b) that certain Warrant dated March 16, 2005 to purchase 150,000 shares of Common Stock of the Company, (c) that certain Revocable Warrant dated February 3, 2005 to purchase 300,000 shares of Common Stock of the Company, (d) that certain Revocable Warrant dated March 16, 2005 to purchase 100,000 shares of Common Stock of the Company, (e) that certain Second

Revocable Warrant dated September 23, 2005 to purchase 200,000 shares of Common Stock of the Company, (f) that certain Second Irrevocable Warrant dated January 31, 2006 to purchase 150,000 shares of Common Stock of the Company, and (g) that certain Third Revocable Warrant dated January 31, 2006 to purchase 100,000 shares of Common Stock of the Company, (which shares of Registrable Common Stock are referred to herein as the "Common Shares"); (ii) stock issued in lieu of the stock referred to in (i) in any reorganization which has not been sold to the public; or (iii) stock issued in respect of the stock referred to in (i) and (ii) as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold to the public; provided, however, that Registrable Securities shall not include any Common Shares which have previously been registered or which have been sold to the public either pursuant to a registration statement or in a private transaction in which the transferor's rights under this Agreement are not assigned.

1.2 Section 1.2(b) of the 2005 Agreement is hereby amended by adding the following to the end of Section 1.2(b) as a new paragraph (iii):

(iii) Notwithstanding any provision in this Agreement as amended by Amendment No. 1 to the contrary, the Company shall have no obligation to include any shares of Common Stock (i) issuable upon exercise of the 2006 Warrants (as defined in Amendment No. 1), (ii) issued in lieu of any of the foregoing stock in any reorganization which has not been sold to the public, or (iii) issued as a result of a stock split, stock dividend, recapitalization or the like with respect to any of the foregoing stock, which has not been sold to the public, on a pre- or post- effective amendment to the Company's Registration Statement on Form SB-2 originally filed with the SEC on June 6, 2005 (Registration Number 333-125564), as amended.

2. General.

2.1 2005 Agreement. Except as specifically set forth in this Amendment, the 2005 Agreement shall remain in full force and effect. All references to the 2005 Agreement in the 2005 Agreement, the 2005 Warrants, the 2006 Warrants, any warrant agreement relating to the 2005 Warrants or the 2006 Warrants or otherwise shall hereby be deemed to be a reference to the 2005 Agreement as amended by this Amendment. In the event of a conflict between the 2005 Agreement and this Amendment, this Amendment shall control.

2.2 Entire Agreement. This Amendment constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and this Amendment shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

2.3 Governing Law. This Amendment shall be governed in all respects by the laws of the State of Nevada without regard the principles of conflicts of law thereof.

2.4 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date set forth underneath their respective signatures below.

Natural Gas Systems, Inc.,
a Nevada corporation

By: ________________________________
Robert S. Herlin, President and CEO

Date: January 31, 2006

Prospect Energy Corporation,
a Maryland corporation

By: ________________________________

Print: ______________________________

Date: January 31, 2006